Exhibit 10.1

AMENDMENT NO. 1

TO THE

SPONSOR SUPPORT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of October 25, 2022, to the Sponsor Support Agreement, dated as of September 19, 2021 (as amended, the “Sponsor Support Agreement”), is by and among CGC Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”), Cartesian Growth Corporation, an exempted company incorporated under the laws of the Cayman Islands (“SPAC”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), and Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, each, a “Company” and, collectively, the “Companies”). Sponsor, SPAC and the Companies shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Sponsor Support Agreement.

WHEREAS, the Parties desire to amend the Sponsor Support Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT TO THE SPONSOR SUPPORT AGREEMENT

1. Amend and Restate the Third WHEREAS Clause. The third WHEREAS clause of the Sponsor Support Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, at the Closing, pursuant to, and in accordance with, the (a) SPAC Articles, SPAC shall convert, or shall cause CST to convert, each SPAC Class B Ordinary Share issued and outstanding immediately prior to Closing to one (1) SPAC Class A Ordinary Share (the “SPAC Class B Conversion”) and (b) Domestication, each SPAC Class A Ordinary Share outstanding immediately prior to the Domestication will be converted into one (1) share of SPAC Class A Common Stock, such that following the SPAC Class B Conversion and the Domestication, Sponsor will own beneficially and of record 8,550,000 shares of SPAC Class A Common Stock (the “Sponsor Class A Shares”), of which an amount of Sponsor Class A Shares equal to (x) the product of (i) 15% and (ii) (A) 8,550,000 minus (B) the number of Sponsor Redemption Shares that have been required to be forfeited pursuant to Section 3 at the relevant time minus (y) 210,000 (the “Sponsor Earn-Out Shares”) will be subject to forfeiture pursuant to Section 2 of this Agreement;”

2. Insert New Section 9. The following new Section 9 of the Sponsor Support Agreement is hereby inserted immediately following Section 8, and existing Sections 9, 10 and 11 of the Sponsor Support Agreement are hereby re-numbered accordingly:

“9. Registration Rights. The Company hereby undertakes to file, and to use its commercially reasonable efforts to have declared effective, a registration statement covering the resale of all Registrable Securities (as defined in the Registration Rights and Lock-Up Agreement) purchased by the Sponsor or any of its Affiliates prior to the Closing, regardless of the identity of the holder following the Closing (such Registrable Securities, the “Purchased Securities”), in a manner consistent with Article II of the Registration Rights and Lock-Up Agreement, and to undertake all other obligations under Articles II and III of the Registration Rights and Lock-Up Agreement with respect to such Purchased Securities, as if such holder of Purchased Securities were a “Holder” thereunder.”

ARTICLE II

MISCELLANEOUS

1. No Further Amendment. Except as expressly amended hereby, the Sponsor Support Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Sponsor Support Agreement or any of the documents referred to therein.

2. Effect of Amendment. This Amendment shall form a part of the Sponsor Support Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Sponsor Support Agreement shall be deemed a reference to the Sponsor Support Agreement as amended hereby.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. Any Action arising out of or relating to this Amendment shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan.

4. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

5. Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CARTESIAN GROWTH CORPORATION

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

CGC SPONSOR LLC

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	President

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Chief Executive Officer

TIG TRINITY GP, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Member

TIG TRINITY MANAGEMENT, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Member

ALVARIUM INVESTMENTS LIMITED

By:	/s/ Alexander de Meyer
Name:	Alexander de Meyer
Title:	CEO